UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2025

MainStreet Bancshares, Inc.
(Exact name of Registrant as Specified in Its Charter)

Virginia	001-38817	81-2871064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10089 Fairfax Boulevard, Fairfax, VA		22030
(Address of Principal Executive Offices)		(Zip Code)

(703) 481-4567
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MNSB	The Nasdaq Stock Market LLC
Depositary Shares (each representing a 1/40th interest in a share of 7.50% Series A Fixed-Rate Non-Cumulative Perpetual Preferred Stock	MNSBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of the Company was held on May 21, 2025. At the 2025 Annual Meeting, the persons listed below were elected to serve as directors of the Company, each for a term of three years; the appointment by the Audit Committee of Yount, Hyde & Barbour, P.C. as the Company's independent registered public accounting firm for fiscal 2025 was ratified; a non-binding advisory vote in support of the compensation of the Named Executive Officers was approved; a non-binding advisory vote to approve the compensation of Named Executive Officers annually was approved; and a non-binding advisory vote to approve a shareholder proposal recommending the sale of the Company was not approved.

The Inspector of Election reported the vote of shareholders at the 2025 Annual Meeting as follows:

PROPOSAL 1:  Election of Directors
NAME	FOR	WITHHELD
Rafael E. DeLeon	3,851,422	1,489,444
Russell Echlov	4,008,375	1,332,491
Darrell Green	3,274,158	2,066,708
Ali Reza Manouchehri	3,283,297	2,057,569

In addition, there were 715,902 broker non-votes for each nominee.

PROPOSAL 2:  Ratify Appointment of Yount, Hyde & Barbour, P.C.

FOR	AGAINST	ABSTAIN
5,951,443	55,345	49,980

PROPOSAL 3: Approval of a non-binding advisory resolution to approve the compensation of Named Executive Officers

FOR	AGAINST	ABSTAIN
4,205,867	871,223	263,776

In addition, there were 715,902 broker non-votes.

PROPOSAL 4:  Advisory vote on the frequency of the non-binding proposal to approve the compensation of Named Executive Officers

1 YEAR	2 YEAR	3 YEAR	ABSTAIN
5,000,445	15,622	169,925	154,874

In addition, there were 715,902 broker non-votes.

On May 21, 2025, upon the recommendation of the Compensation Committee, the Board of Directors of the Company approved holding future non-binding advisory votes on Named Executive Officer compensation annually, consistent with the recommendation of the Board of Directors and the preference of the Company's shareholders, as represented by their votes at the 2025 Annual Meeting.

PROPOSAL 5:  Approval of a non-binding advisory shareholder proposal recommending the sale of the Company.

FOR	AGAINST	ABSTAIN
1,947,599	3,259,034	134,233

In addition, there were 715,902 broker non-votes.

Item 8.01 Other Events.

       On May 23, 2025, the Board of Directors of MainStreet Bancshares, Inc. announced the declaration of a quarterly cash dividend on the outstanding shares of the Company’s 7.50% Series A Fixed-Rate Non-Cumulative Perpetual Preferred Stock, par value $1.00per share (the “Series A Preferred Stock”). On September 15 and 25, 2020, the Company issued an aggregate of 1,150,000 depositary shares (the “Depositary Shares”), each representing a 1/40th ownership interest in a share of the Series A Preferred Stock, with a liquidation preference of $1,000 per share of Series A Preferred Stock (equivalent to $25 per Depositary Share), which represents $28,750,000 in aggregate liquidation preference.

      The declared cash dividend equated to approximately $0.47 per Depositary Share, or $18.75 per share of Series A Preferred Stock outstanding. The cash dividend is payable on June 30, 2025, to shareholders of record as of the close of business on June 13, 2025. When, as, and if declared by the Board of Directors, future dividend payment dates on the Series A Preferred Stock and associated Depositary Shares will be payable quarterly, in arrears, on March 30, June 30, September 30, and December 30 of each year.

       The Company’s Depositary Shares trade on the Nasdaq Capital Market under the symbol “MNSBP.”

The information furnished under Item 5.07 and 8.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and it shall not be deemed incorporated by reference in any filing under the Exchange Act, or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing to this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAINSTREET BANCSHARES, INC

Date: May 23, 2025	By:	/s/ Thomas J. Chmelik
Name: Thomas J. Chmelik
Title: Chief Financial Officer